SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




     Date of Report (Date of Earliest Event Reported):   September 30, 1996




                           ROBERTSON-CECO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)





        1-10659                                   36-3479146
(Commission File Number)        (I.R.S. Employer Identification Number)



5000 Executive Parkway, Suite 425
        San Ramon, California                              94583
(Address of Principal Executive Offices)                (Zip Code)



                                 (510) 358-0330
              (Registrant's Telephone Number, Including Area Code)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On September 30, 1996, Robertson-Ceco Corporation (the "Company") sold all of its interest (whether owned directly or indirectly) in H.H. Robertson Hong Kong Ltd, H.H. Robertson (Australia) Pty Ltd., H.H. Robertson Singapore Pte Ltd., P.T. H.H. Robertson Building Products Indonesia and H.H. Robertson NZ Ltd to Bruco International, Inc., a Nevada corporation ("Bruco"). The consideration for the purchased shares was determined by negotiation between the Company and Bruco International, Inc. and was not based on formal appraisals. The consideration consisted of a cash payment of $1,605,261.44 as payment for the shares and satisfaction of certain intercompany debts, as well as assumption of certain liabilities.

          In connection with the sale, the Company has agreed to certain arrangements with Bruco. First, the Company agreed to supply Bruco with certain of the Company's metal buildings products at an agreed gross margin for two years. Second, the Company agreed to support outstanding letters of credit in the amount of $2,000,000 for 1 year. Third, the Company and Bruco agreed to certain mutual intellectual property licenses with respect to shared intellectual property.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


     (c)  Exhibits:

     (2) Agreement for Purchase and Sale of Shares by and among Bruco International, Inc., Robertson-Ceco Corporation and H.H. Robertson Asia/Pacific Pte Ltd dated September 27, 1996







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ROBERTSON-CECO CORPORATION



                              By: /s/ El Roskovensky
                                  El Roskovensky
                                  President



Dated:  October 15, 1996